Exhibit 99.1

News Release

2700 Lone Oak Parkway

Eagan MN 55121-1534

nwa.com

612-726-2331

FOR IMMEDIATE RELEASE

NORTHWEST AIRLINES PRESIDENT AND CHIEF EXECUTIVE

OFFICER TO PRESENT AT MERRILL LYNCH GLOBAL

TRANSPORTATION CONFERENCE

EAGAN, Minn. – (June 6, 2007) – Northwest Airlines (NYSE: NWA) President and Chief Executive Officer, Douglas Steenland, will present to investors on Tuesday, June 12, at 6:30 p.m. EDT at the Merrill Lynch Global Transportation Conference. The presentation can be accessed via a listen-only audio webcast available at the link below.

•                  Speaker: Douglas Steenland, President and CEO, Northwest Airlines

•                  Event: Merrill Lynch Global Transportation Conference

•                  Date: Tuesday, June 12, 2007

•                  Time: 6:30 p.m.

•                  Webcast link: http://ir.nwa.com

Northwest Airlines is one of the world’s largest airlines with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo and Amsterdam, and approximately 1,400 daily departures.  Northwest is a member of SkyTeam, an airline alliance that offers customers one of the world’s most extensive global networks.  Northwest and its travel partners serve more than 900 cities in excess of 160 countries on six continents.

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For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331 or to Northwest’s Web site at www.nwa.com.